UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 12, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2024, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”) for the purchase and sale to the Investor in a registered direct offering (the “Offering”) of (i) an aggregate of 900,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Stock”), at a purchase price of $1.085 per share of Class A Stock and one Warrant (as defined below), (ii) in lieu of Class A Stock, at the election of the Investor, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,787,000 shares of Class A Stock, at a purchase price of $1.08499 per Pre-Funded Warrant and one Warrant, and (iii) warrants to purchase 3,687,000 shares of Class A Stock (the “Warrants”).

The Offering is expected to close on or about January 17, 2024, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $4.0 million, before deducting estimated placement agent commissions and expenses in connection with the Offering, which are payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include the development of its orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments.

The purchase price of each Pre-Funded Warrant and Warrant equals the price per share at which shares of our Class A Stock are being sold in the Offering minus $0.00001, and the exercise price of each Pre-Funded Warrant equals $0.00001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full.

 The Warrants have an exercise price per share of Class A Stock equal to $0.96 per share. The Warrants are exercisable immediately and will expire January 17, 2029. The exercise price and the number of shares of Class A Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Stock.

The Pre-Funded Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Pre-Funded Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

 The Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Additionally, the Securities Purchase Agreement provides for a warrant reprice transaction (the “Warrant Reprice Transaction”) with respect to warrants to purchase up to 5,808,538 shares of Class A Stock initially issued by the Company to the Investor on November 9, 2023 (the “November 2023 Warrants”), which reprice transaction provides for changes to the terms of the November 2023 Warrants, including, if the Company receives stockholder approval with respect to the Warrant Reprice Transaction (the “Stockholder Approval”), a reduction of the exercise price from $3.862 per share to $0.96 per share and an extension of the termination date of the November 2023 Warrants to five years following the date on which the Company receives Stockholder Approval or, if earlier, the date that is six months after the date the November 2023 Warrants were issued.

As part of the Warrant Reprice Transaction and pursuant to the terms of the Securities Purchase Agreement, the Company is required, among its other obligations, to hold an annual or special meeting of stockholders (the “Stockholder Meeting”) on or before the date that is ninety (90) days after the closing of the Offering to obtain Stockholder Approval. If the Stockholder Approval is not initially obtained at such Stockholder Meeting, then the Company will be required to call a Stockholder Meeting every sixty (60) days thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is achieved and the date that is six (6) months following the initial issuance of the November 2023 Warrants.  If Stockholder Approval is not obtained by the date that is six (6) months following the initial date of issuance of the November 2023 Warrants, then (i) the exercise price of the November 2023 Warrants will automatically be reduced (if and only if such new exercise price on the repricing date is lower than the exercise price of the November 2023 Warrants then in effect) to be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Class A Stock on the date that is six (6) months following the initial date of issuance of the November 2023 Warrants, and (ii) the Termination Date (as defined in the November 2023 Warrants) shall automatically be amended to May 9, 2029.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The shares of Class A Stock, the Pre-Funded Warrants and the Warrants will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333‑267230), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2022. The Company will file a prospectus supplement with the SEC in connection with the offer and sale of the shares of Class A Stock, the Pre-Funded Warrants and the Warrants in the Offering.

The above summary of the Offering, the Pre-Funded Warrants, the Warrants, and the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 4.1, 4.2, and 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Bradley Arant Boult Cummings LLP relating to the shares of Class A Stock, the Pre-Funded Warrants and the Warrants issued in the Offering as well as the shares of Class A Stock issuable upon exercise of the Pre-Funded Warrants and Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01	Regulation FD Disclosure.

On January 16, 2024, Momentus issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Warrant

5.1	Opinion of Bradley Arant Boult Cummings LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Bradley Arant Boult Cummings LLP (included with the opinion filed as Exhibit 5.1)

99.1	Press Release, dated January 16, 2024, issued by Momentus Inc. announcing the Offering

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney

Dated:	January 16, 2024	Title:	Chief Legal Officer